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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement No. 33-61587, 33-61589, and 33-64149 of Habersham Bancorp on Forms S-8 and Registration Statement No. 333-18023 of Habersham Bancorp on Form S-3 of our report dated January 17, 1997, appearing in this Annual Report on Form 10-KSB of Habersham Bancorp for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 25, 1998


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